Exhibit 5.1

Partner:	John Keeves +61 2 8274 9520
Email:	john.keeves@jws.com.au
Our Ref:	04159
Doc ID:	301487017.1

16 November 2022

Bionomics Limited

200 Greenhill Road

Eastwood SA 5063

Dear Sir/Madam

Bionomics Limited Registration on Form F-1

1.	Background

We have acted as Australian legal counsel to Bionomics Limited (Company), a company incorporated under the laws of the Commonwealth of Australia, in connection with the offering sale by the Company (Offering) of 743,332 American Depositary Shares (ADS), each representing 180 ordinary shares of the Company, no par value (Shares), pursuant to a registration statement on Form F-1 as amended to the date of this letter (Form F-1 Registration Statement), initially filed by the Company under the U.S. Securities Act of 1933, as amended (Securities Act) with the U.S. Securities and Exchange Commission (Commission) on 10 November 2022.

The Form F-1 Registration Statement, including the Prospectus, is referred to in this letter collectively (and unless the context requires otherwise) as the Documents. This opinion is being furnished in connection with the requirements of Rule 462(b) of the Securities Act, and no opinion is expressed herein as to any matter pertaining to contents of the Form F-1 Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

2.	Documents examined and searches conducted and relied on by us

For the purposes of this opinion, we have examined and relied on copies of the following documents:

(a)	the Form F-1 Registration Statement, in the form received by us via email from Latham and Watkins on 12 November 2022 at 1:16pm (ACDT);

(b)	a draft of the Prospectus forming part of that Form F-1 Registration Statement;

(c)

the results of the Company’s annual general meeting held on 2 December 2021 (Shareholders’ Meeting) as evidenced by the draft minutes of that meeting, including specifically resolution 15 of the Shareholders’ Meeting;

(d)	the constitution of the Company adopted by the Company on 2 December 2021 (Constitution);

Level 9, 211 Victoria Square

ADELAIDE SA 5000

T +61 8 8239 7111  |  F +61 8 8239 7100

www.jws.com.au

Liability limited by a scheme approved under Professional Standards Legislation

16 November 2022

(e)	a certificate dated 14 November 2022 signed by or on behalf of the directors of the Company (Directors) certifying the accuracy and completeness of:

(i)	the Constitution of the Company;

(ii)	the draft minutes of the Shareholders’ Meeting; and

(iii)	the written resolution of the Directors dated 14 November 2022 (Directors’ Meeting),

(Certificate);

(f)	the documents referred to in the Certificate; and

(g)

a search of the electronically available public register of the Company available on the on-line database of the Australian Securities and Investments Commission at 1:50pm (ACDT time) on 13 November 2022.

3.	Assumptions in providing this opinion

For the purposes of this opinion, we have assumed:

(a)	that the Directors’ Meeting was properly convened and that the resolutions passed at the Directors’ Meeting were properly passed;

(b)	that the Shareholders’ Meeting was properly convened and that the resolutions passed at the Shareholders’ Meeting were properly passed;

(c)	the genuineness of all signatures;

(d)	the authenticity and completeness of all documents submitted to us as originals;

(e)	all documents submitted to us as copies conform with the originals, and all copy documents are complete and up to date;

(f)	all relevant original documents continue in full force and effect and all signatures, seals, dates, duty stamps and markings appearing on all documents and copy documents submitted to us are genuine;

(g)

any documents which purport to be governed by the law of any jurisdiction other than the laws of the Commonwealth of Australia are legal, valid and binding obligations of all parties to those documents and none of the execution, delivery or performance of any document by any party to the document violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the laws of the Commonwealth of Australia;

(h)	the obligations assumed by the Company under or pursuant to the Form F-1 Registration Statement are in the Company’s best interests and for the purposes of its business;

(i)

the filing of the Form F-1 Registration Statement or the consummation of the transactions contemplated therein does not violate or contravene the law of any jurisdiction or any applicable law under any jurisdiction (excluding the laws of the Commonwealth of Australia);

(j)	no person has been, or will be, engaged in conduct that is unconscionable, dishonest, misleading or deceptive or likely to mislead or deceive; and

(k)

all public records and searches which we have examined are accurate and up to date and the information disclosed by the searches conducted by us is true and complete and such information has not since been altered and the searches did not fail to disclose any information which had been delivered for registration, lodgement or filing against the Company’s records but which did not appear on the public records at the date of our search.

16 November 2022

We have not taken any steps to verify these assumptions.

4.	Limitations and qualifications

This opinion, which is governed by and to be interpreted in accordance with, the laws of the State of South Australia, Australia, is given only with respect to the laws of that State and of the Commonwealth of Australia that are in effect on the date of this opinion. We have not investigated and do not express any view about, any law other than that of Australia.

We have relied on the assumptions contained in section 129 of the Corporations Act 2001 (Cth) (Corporations Act) with respect to the Company. A person may rely on the assumptions specified in section 129 of the Corporations Act unless they know or suspect that the assumptions are incorrect. In particular, sections 129(5) and (6) permit the assumption to be made that a document has been duly executed by a company if it appears to have been executed in accordance with section 127 of the Corporations Act by two people who, according to certain documents filed by the Company with ASIC, are a director and secretary or two directors of the Company.

We express no view on any matter requiring skill or expertise of a non-legal nature, such as financial, statistical, accounting, commercial or actuarial matters.

This opinion is limited to the matters stated in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is subject to the Form F-1 Registration Statement, and any amendments thereto (including all necessary post-effective amendments), become effective under the Securities Act.

5.	Opinion

Based on and subject to the above, in our opinion:

(a)

the Company is duly incorporated and validly existing under the laws of Australia and in ‘good standing’ (as the term ‘good standing’ is not defined under the laws of the Commonwealth of Australia, we have assumed that the expression means that there are no current orders for the winding up of the Company, no appointment of a liquidator of the Company, no appointment of a receiver to all or a substantial part of its assets and no notice of its proposed deregistration); and

(b)

on issue of the Shares against payment for the Shares offered under the Documents, the Shares will be duly authorised by all necessary corporate action of the Company, validly issued, fully paid and ‘non-assessable’ (for the purposes of this opinion, the term ‘non-assessable’ when used to describe the liability of a person as the registered holder of shares is not a concept known under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such Shares, having fully paid all amounts due on the issue of such Shares, are under no personal liability under the Corporations Act to contribute to the assets and liabilities of the Company on a winding up of the Company in their capacity solely as holders of such Shares).

This opinion is deemed to be given as at 16 November 2022 and will speak as at that date and we do not undertake any obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or binding authority) that may occur or come to our attention after the date of this letter which may affect our opinion.

16 November 2022

6.	Consent

We consent to the use of this opinion as an exhibit to the Form F-1 Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated under that Securities Act.

Yours faithfully,

/s/ Johnson Winter Slattery

Johnson Winter Slattery

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